UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 3, 2007	000-05667

Date of Report (Date of earliest event reported)	Commission File Number

LE@P TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	64-0769296

(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5601 N. Dixie Highway, Suite 411 Fort Lauderdale, Florida 33334

Address of Principal Executive Offices (Zip Code)

(954) 771-1772

(Registrant’s telephone number, including area code)

Item 4.01. Changes In Registrant’s Certifying Accountants.

Dismissal of Auditor

The Audit Committee of the Board of Directors of Le@P Technology, Inc. (“Le@P”) annually considers and recommends to the Board the selection of our independent auditor. As recommended by Le@P’s Audit Committee, the Board of Directors decided to replace Berkowitz Dick Pollack and Brant, LLP (“Berkowitz”) as Le@P’s independent auditor and on April 2, 2007, Berkowitz was removed as Le@P’s independent auditor.

Berkowitz’s reports on our consolidated financial statements for the past five years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Berkowitz’s report on Le@P’s consolidated financial statements for 2006 was issued on an unqualified basis in conjunction with the filing of Le@P’s Annual Report on Form 10-KSB.

During the past five fiscal years, and through the date of this Form 8-K, there were no disagreements with Berkowitz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Berkowitz’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Le@P’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Le@P provided Berkowitz with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Berkowitz’s letter, dated April 4, 2007, stating its agreement with such statements.

Engagement of Auditor

On April 3, 2007, upon the recommendation of our Audit Committee, Le@P engaged Berenfeld, Spritzer, Shechter & Sheer (“BSSS”) to serve as Le@P’s independent auditor for the fiscal year to end December 31, 2007. During our two most recent fiscal years, and through the date of this Form 8-K, neither we nor anyone acting on our behalf consulted with BSSS regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with BSSS regarding any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(a)(b)	not applicable

(c)           Exhibits

16.1	Letter from Berkowitz Dick Pollack and Brant, LLP to the Securities and Exchange Commission dated April 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

By:     /s/ Donald J. Ciappenelli

Donald J. Ciappenelli

President

Dated: April 4, 2007